UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2014

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

EnerSys Delaware Inc. (“EDI”), a wholly-owned subsidiary of the Company, entered into a Supply and Distribution Agreement with Altergy Systems (“Altergy”) in January 2008, which was amended in December 2009, pursuant to which EDI was, among other things, granted the exclusive right to distribute and sell certain fuel cell products manufactured by Altergy for various applications throughout the United States. Commencing in 2011, various disputes arose and, because of the mandatory arbitration provision in the Supply and Distribution Agreement between EDI and Altergy (the “SDA”), an arbitration action was filed by EDI in November 2012 seeking arbitration of claims relating to the SDA. In February 2013, EDI terminated the SDA. Following unsuccessful attempts to resolve their disputes by mediation in July 2013, the parties moved forward with arbitration in August 2013, where each party asserted various claims against the other.

On May 14, 2014, EnerSys issued a press release announcing that an award had been issued on May 13, 2014 in connection with this arbitration. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release, dated May 14, 2014, of EnerSys.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: May 14, 2014	By:	/s/ Richard W. Zuidema
Richard W. Zuidema
Executive Vice President

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated May 14, 2014, of EnerSys.